Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Andrew J. Cozby, certify that:

1.              I have reviewed this Quarterly Report on Form 10-Q/A of WildHorse Resource Development Corporation;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 14, 2018	/s/ Andrew J. Cozby
Andrew J. Cozby
Executive Vice President & Chief Financial Officer
WildHorse Resource Development Corporation